UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 9, 2004


                                     0-15898
                            (Commission File Number)

                         ------------------------------


                         CASUAL MALE RETAIL GROUP, INC.
             (Exact name of registrant as specified in its charter)


              Delaware                                   04-2623104
      (State of Incorporation)                          (IRS Employer
                                                    Identification Number)


                555 Turnpike Street, Canton, Massachusetts 02021
              (Address of registrant's principal executive office)


                                 (781) 828-9300
                         (Registrant's telephone number)

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

Item 9.     Regulation FD Disclosure.

            Jewelcor Management Inc. ("JMI"), an affiliate of Seymour Holtzman, the Chairman of the Board of Casual Male Retail Group, Inc., is establishing a pre-arranged stock trading plan in accordance with SEC Rule 10b5-1. JMI's plan provides for the sale by JMI of 150,000 shares of its common stock in the Company on, or within 30 days after, a specified day of each month, over a six month period, beginning May 10, 2004, at times outside the control of JMI and Mr. Holtzman.

            Mr. Holtzman indicated to the Company that the plan is primarily for estate and tax planning purposes and that JMI also wishes to avail itself of the benefits of Rule 10b5-1 under the Securities Exchange Act of 1934.

            Rule 10b5-1 allows company officers, directors and their affiliates to adopt written pre-arranged stock trading plans when they do not have material, non-public information. Using these plans, insiders can spread stock trades out over an extended period of time to reduce potential market impact and can avoid concerns about whether they might or might not have had any material non-public information at the time the trades are effected in the future.

            Mr. Holtzman advised the Company that the sales made pursuant to JMI's 10b5-1 plan will be disclosed publicly through filings with the Securities and Exchange Commission.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    CASUAL MALE RETAIL GROUP, INC.


                                    By:    /s/ Dennis R. Hernreich
                                           -------------------------------
                                    Name:  Dennis R. Hernreich
                                    Title: Executive Vice President and
                                           Chief Financial Officer


Date: April 9, 2004